EXHIBIT 99

Private Securities Litigation Reform Act of 1995
Safe Harbor Compliance Statement for Forward-Looking Statements

In passing the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), Congress encouraged public companies to make “forward-looking statements”* by creating a safe-harbor to protect companies from securities law liability in connection with forward-looking statements. First Data Corporation (“FDC”) intends to qualify both its written and oral forward-looking statements for protection under the Reform Act. To qualify oral forward-looking statements for protection under the Reform Act, a readily available written document must identify important factors that could cause actual results to differ materially from those in the forward-looking statements. FDC provides the following information in connection with its continuing effort to qualify forward-looking statements for the safe harbor protection of the Reform Act.

All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company’s forward-looking statements are premised include: (a) continued growth at rates approximating recent levels for card–based payment transactions, consumer money transfer transactions and other product markets; (b) successful conversions under service contracts with major clients; (c) renewal of material contracts in the Company’s business units consistent with past experience; (d) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies, particularly in the card issuing services segment; (e) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (f) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (g) absence of consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (h) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost management initiatives; (i) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (j) anticipation of and response to technological changes, particularly with respect to e-commerce; (k) attracting and retaining qualified key employees; (l) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (m) continuation of the existing interest rate environment so as to avoid increases in agent fees related to the Company’s consumer money transfer products and increases in interest on the Company’s borrowings; (n) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly between the United States and Mexico, without a corresponding increase in volume or consumer fees; (o) continued political stability in countries in which Western Union has material operations; (p) implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western

Union has or is implementing material agent agreements; (q) no unanticipated developments relating to previously disclosed lawsuits against Western Union, alleging inter alia, violation of consumer protection laws in connection with advertising the cost of money transfer; (r) successful management of any impact from slowing economic conditions or consumer spending; (s) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (t) no material breach of security of any of our systems; and (u) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

Variations from these assumptions or failure to achieve these objectives could cause actual results to differ from those projected in the forward–looking statements. Due to the uncertainties inherent in forward–looking statements, readers are urged not to place undue reliance on these statements. In addition, FDC undertakes no obligation to update or revise forward–looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

* “Forward-looking statements” can be identified by use of words such as “expect”, “estimate”, “project”, “forecast”, “anticipate”, “plan” and similar expressions.

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